Exhibit 20.1



Creation Date Tue Jul  7, 1998  06:23 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 32 Beginning Date                     06/01/1998
Due Period 32 End Date                           06/30/1998
Determination Date                               07/10/1998
Remittance Date                                  07/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 15.2427888806

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.9643702648

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 244,519.05
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1634525867

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,088,427.90
      B. From Current Period                                     $ 4,038,096.00
      C. Change in Amount Between Periods (Lines B - A)            $ -50,331.90

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 270,620,209.31
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.180900315210

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 14,671,143.01
      B. Available Cash Collateral Amount Percentage            5.000000001534%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 14,671,143.01
      B. For the Next Collection Period                         $ 13,531,010.47